Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS COMPLETES STRATEGIC ASSESSMENT

Expects Significantly Improved Financial Performance Through Focus on its
Network Solutions Business

Signs Definitive Agreement to Sell Total Population Health Services Business to Sharecare

NASHVILLE, Tenn. (July 27, 2016) – Healthways (NASDAQ: HWAY) today announced it completed its strategic assessment that began in October 2015. Moving forward, the company expects to achieve significantly improved financial performance through its Network Solutions business, which includes Silver Sneakers® Fitness, Prime® Fitness and Physical Medicine. As a result of the assessment, Healthways has signed a definitive agreement to sell its Total Population Health Services (TPHS) business to Sharecare, Inc., the Atlanta-based digital health company helping people manage all their healthcare in one place. The sale also includes Healthways' two Emerging Solutions businesses, Blue Zones Project by Healthways™ and Dr. Ornish's Program for Reversing Heart Disease®. The transaction is expected to close by July 31, 2016.

The financial aspects of the agreement are as follows:

•	Sharecare will issue to Healthways an equity right convertible into up to $30 million of Sharecare common stock at the valuation implied in Sharecare's most recent financing.
•	Healthways will pay Sharecare $25 million at closing to fund expected negative cash flow for the 12-month period following the closing.
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The right to acquire $30 million of Sharecare common stock is subject to reduction on a dollar-for-dollar basis by up to $20 million for the amount of negative cash flow in excess of $25 million for the acquired business in the 12-month period following the closing.

New Financial Profile

The Company expects to complete a restructuring of its corporate support infrastructure by the end of 2016 to appropriately support the focus on its Network Solutions business. Following the close of the transaction and the corporate restructuring, the Company expects to end 2016 with annualized revenue greater than $500 million, EBITDA margins in excess of 20% and an organic growth rate in at least the upper-single digit range, consistent with the past several years for this business.

The Company is currently working with its senior lenders to recalibrate covenants and conditions under its credit agreement to reflect the one-time nature of the results of the transaction and the Company's expected improved operating profile on an ongoing basis.  In addition, based on the reduced capital requirements of the go-forward business and the Company's expectation that its tax loss-carry forwards convert to substantial cash tax savings, Healthways expects to be in a position to deleverage rapidly over the 18-month period beginning with the start of 2017.

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HWAY Completes Strategic Assessment

July 27, 2016

Given the impact of the pending transaction and restructuring of the corporate support infrastructure, the Company is withdrawing its previous financial guidance for 2016.

Strategic Assessment Process

"The Healthways Board, with the assistance of management and the Company's financial advisor, undertook a comprehensive strategic assessment after beginning a structural reorganization and cost rationalization program in October 2015. The focus of our assessment was to explore strategies for growth and capital allocation, based on the criteria of whether each Healthways unit could achieve a differentiated and sustainable market leadership position while generating an acceptable return on investment. We made the decision to invest in business areas where we expect to achieve these objectives and to exit business areas where we could not achieve those outcomes," said Healthways Chief Executive Officer, Donato Tramuto. "Specifically, for TPHS, the continuing investment and the expected timeframe required to achieve acceptable returns were not aligned with our criteria for continuing to operate the business within Healthways. Through our analysis, it was clear that we could create the most value for shareholders, customers and colleagues by focusing exclusively on, and investing in, our growing and profitable Network Solutions business, which is a more targeted population approach for our go forward business model."

Total Population Health Services (TPHS) and Sharecare Combination and Leadership

"We believe this transaction provides valuable customer service continuity for our TPHS and Network Solutions business customers," continued Mr. Tramuto. "Sharecare has demonstrated world-class expertise in digital engagement and innovation. We also believe the combination of technologies and distribution channels of this business in the hands of Sharecare will create new growth opportunities for the TPHS business."

At transaction close, Mr. Tramuto, Healthways' ongoing CEO, will join the Sharecare Board of Directors, providing continuity of customer relationship support.  In addition, TPHS president Sean Slovenski will join Sharecare as president of its population health business. Healthways' CFO Alfred Lumsdaine will also join the Sharecare team as chief operating and financial officer of its population health business 60 days after the close of the transaction. Mr. Tramuto added, "We have launched an external search for a new CFO. I expect that we will find, and have in place before year-end, an experienced financial leader with meaningful public company experience to help us in the implementation of our strategy moving forward. In the meantime, I have full confidence in our current senior financial leaders."

Jeff Arnold, Sharecare founder, CEO and chairman of its board of directors, said, "Our relationship with Healthways is about more than just an acquisition - it's about forming a strategic relationship with a shared goal to provide people, whether patient, employee or member, with the personalized resources they need to help them live their healthiest lives. The combination of Healthways' impressive roster of employer and payor contracts and proven ability to drive improved outcomes, and Sharecare's strong track record of digital innovation and ability to seamlessly integrate legacy technologies into our engagement platform gets us closer than ever to delivering employers and payors with a truly comprehensive, fully integrated health engagement solution."

Healthways Go Forward Growth Plan

Healthways strategic plan to drive growth and strong financial performance will center on its Network Solutions business, which is a leading provider of network development and management solutions in

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HWAY Completes Strategic Assessment

July 27, 2016

healthcare. Its three primary networks are SilverSneakers® Fitness, Prime® Fitness and Physical Medicine.

•	SilverSneakers® Fitness Profile
o	20+ years of experience
o	13+ million eligible members
o	60+ health plan clients
o	15K+ participating locations including fitness centers and alternative venues
•	Prime® Fitness Profile
o	8+ years of experience
o	40+ million eligible members
o	10K+ participating fitness centers
•	Physical Medicine Profile
o	30+ years of experience
o	20+ million eligible members
o	88K+ providers and practitioners

"Our strategic review of the business has confirmed that our Network Solutions business has an attractive financial profile, high-quality assets and an excellent platform for growth," commented Mr. Tramuto. "We will have greater focus and the flexibility to invest in what we believe has been an underappreciated, high growth set of services and capabilities. With our three existing networks as a starting point, we intend to make investments with three clear priorities. First, with 11,000 individuals turning 65 every single day, we believe our Silver Sneakers business has significant room for membership growth.  Second, we will grow the core networks with targeted approaches to increase engagement and develop new programming, which will increase yield from existing clients.  Third, we will leverage the core networks to add services and/or products both organically and through partnerships that will add new revenue streams.  With strong growth opportunities and assets we can leverage, we believe Network Solutions will generate strong sustainable returns to shareholders over the long term."

Conference Call

Healthways will hold a conference call to discuss this release later today, July 27th at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 4831885, and the replay will also be available on the Company's web site for the next 12 months

Additional Communications

Healthways announced on July 14th that its financial results for the second quarter ending June 30, 2016, will be released after market close on Tuesday, August 9, 2016, followed the same day by a conference call and live webcast scheduled for 5:00 p.m. Eastern Time.

Healthways also announced today that it will hold an Analyst and Investor Day centered on the Company's strategy following the completed transaction with Sharecare. The event will take place on Thursday, August 11, 2016 from 8:30 a.m. to 11:30 a.m. Eastern Time at The Westin New York at Times Square.

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HWAY Completes Strategic Assessment

July 27, 2016

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company's ability to consummate the announced divestiture of its Total Population Health Services business on the terms outlined herein;
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the Company's ability to recognize the benefits of the announced transaction, including realization of the cost savings and potential growth and profitability for the Network Solutions business following consummation of the proposed transaction;

•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the restructuring of its organization as a result of the announced transaction;
•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
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the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

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the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;

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July 27, 2016

•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
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the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
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the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

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